EXHIBIT 10.1
MEMORANDUM OF AGREEMENT
BETWEEN
BOWATER CANADIAN FOREST PRODUCTS INC.
FOR ITS FOLLOWING MILLS:
Thunder Bay, Ontario
Gatineau, Quebec
Dolbeau, Quebec
AND
BOWATER MARITIMES INC.
FOR ITS FOLLOWING MILL:
Dalhousie, New Brunswick
AND
BOWATER MERSEY PAPER COMPANY LIMITED
FOR ITS FOLLOWING MILL:
Liverpool, Nova Scotia
(Individually referred to as the “Company”)
AND
COMMUNICATIONS, ENERGY AND PAPER WORKERS UNION OF CANADA (CEP)
AND ITS LOCALS
25, 39, 85, 117, 141, 141 Salaried, 142, 146, 164, 251, 252, 257, 259, 263
(Individually referred to as the “Union”)

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A)	Based on the understanding that the Communications, Energy and Paper Workers Union of Canada (CEP) and its locals will recommend acceptance of this Memorandum of Agreement and in full settlement of all items and subject to ratification, which the bargaining committees representing the above parties agree to recommend, the Collective Agreement to be in effect from May 1, 2004 to April 30, 2009 shall be on the same terms as the 1998-2004 Collective Agreements, except as hereinafter amended.

B)	All terms of this memorandum will become effective on the date of ratification for active employees except as herein specified to the contrary. The date of ratification will be consistent for all locations and will be determined based on the date on which the CEP chief spokesperson confirms the ratification in writing with the Company’s chief spokesperson.

C)	All terms of this memorandum, if not ratified in accordance with the previously agreed Group Bargaining Protocol will expire on July 31, 2005.

(Words importing the masculine gender shall include the feminine and vice versa)
All language in each collective agreement (referred to herein as the “collective agreement”) will remain unchanged unless: (1) amended in this document; or (2) amended by local bargaining on contract language and local issues.
1)	Duration of Labor Agreement

A five (5) year agreement from May 1, 2004 to April 30, 2009.

2)	Wage Increases

General wage increases as follows:
May 1, 2004 — $0.70 per hour
May 1, 2005 — 2.5%
May 1, 2006 — $0.60 per hour
May 1, 2007 — 2.0%
May 1, 2008 — $0.60 per hour
3)	Pay Schedules

Over the term of the 2004-2009 Agreement, the parties agree to work jointly at each mill in order to improve the efficiency of the payroll process and reduce processing costs. Among other things, the parties will examine the possible extension of the payday and, where appropriate, the implementation of a bi-weekly payroll cycle.

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4)	Papermaker’s Wage Scale

The Union has accepted the Company’s verbal commitment regarding extending the scale.

5)	Job Classification Program

The parties have agreed to support the establishment of a JCP Revision Advisory Committee. The letter of intent confirming this Committee is attached as Appendix A.

The parties agree to refer the effluent treatment operator pay classification to the Joint Classification Committee immediately following the finalization and ratification of the recommendations that result from the JCP Advisory Revision Committee. The Committee will process this request as a priority. Wage adjustments, if any, will be made retroactive to the date of ratification of the collective agreement.

6)	Shift premiums

Effective the first day of the month following ratification of the collective agreement, the shift premiums for hours worked between 4:00 p.m. and 12:00 p.m. and for hours worked between 12:00 p.m. and 8:00 a.m. will be increased by $0.10. Based on work schedules in effect at each mill, local adjustments will be made as per past practice.

7)	Vacations

A fifth (5) week of annual vacation after 17 years of service will be granted upon ratification. It is understood that already completed vacation schedules for 2005 will remain unchanged as a result of additional weeks of vacation granted this year.

8)	Humanity Fund

During the term of the 2004-2009 collective agreement, starting in November 2005, each mill of the Company will match each employee’s contribution to the Humanity Fund up to a maximum of $20 per year, with a mill-wide yearly maximum of $10 multiplied by the number of classified employees at the date of ratification.

Upon request of employees to set up a pay deduction, each mill will administer the required pay deduction.

This deduction will be made in November of each year and transferred to the National union thirty- (30) days following the deduction.

9)	Pension Plan

A long-term agreement of ten (10) years, from May 1, 2004 to April 30, 2014.

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The Company and the Union will jointly approach the government authorities with the objective of getting permission to extend the amortization period of the solvency deficit payment. A letter of intent supporting this commitment is attached as Appendix B.

For Dolbeau, subject to confirmation by both parties of the implementation details, verbal agreement was reached on introduction, as of January 1, 2006, of a new method to determine credited service in a pro-rated manner for up to 1,300 hours (1,400 hours as of January 1, 2008) worked in any given year compared to an employee’s annual work schedule, after which a full year’s credit will be extended, without exceeding 12 months of credited service.

For Dolbeau, effective January 1, 2006, continuous employment will no longer accrue for the calculation of the bridging supplement for employees not making contributions to the Pension Plan. The Company and Union will work together to present options illustrated in Appendix C to affected employees.

For all mills and locals, starting with new requests made after the date of ratification, when correcting a bona fide error or mistake to credited service in a Pension Plan, including past service, any increase in such service will be subject to the employee making contributions for the length of the increase in credited service, using the most recent employee contribution formula and rate of pay.

For all mills, effective May 1, 2009, the pension plan rules will be modified such that an active employee retiring at age 57 or more with at least 20 years of continuous service will be entitled to an unreduced pension and bridge benefit, subject to the minimum reductions imposed under the regulations of the Income Tax Act.

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The plan design is presented below:
PENSION PLAN (see Notes 1, 2, 3 and 4)

	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10
Benefits	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
	(Effective May 1, except when specified otherwise.)
Formula (%), including Liverpool employees hired after the date of ratification		1.70%				1.75%

Formula (%), for Liverpool employees hired prior to ratification date(see Note 3)		1.625/2%				1.7/2%

Post-retirement adjustment * (January 1) CPI x 50%, Max: 5% (see Note 2)		✓		✓		✓		✓		✓

* For retirements after May 1st, 1987 (May 1st, 1984 for Thunder Bay only)

				6% to April 30;	6.5% to April 30;	7% to April 30;
Employee Contributions		6% from	6%	6.5% from	7% from	7.5% from	7.5%	7.5%	7.5%	7.5%
		Jan-01		May-01	May-01	May-01

Note 1: Pension amendments will be implemented in two steps. The plan will be first amended in 2005 and this first amendment will cover changes occurring between Jan. 1st, 2005 and Dec. 31st, 2008 including indexation in 2005 and 2007. A second amendment will be made in 2009 and will cover changes taking place between Jan. 1st, 2009 and April 30, 2014 including indexation in 2009, 2011 and 2013. To be effective, these amendments must comply with laws and regulations in effect when filings are made.
Note 2: The pension adjustment formula is based on the Consumer Price Index for the 12-month period ending in October of the preceding year (rounded to the nearest tenth of one per cent), subject to a maximum 5% adjustment. For calculation purposes, the Consumer Price Index means the all-items index (1992=100, or if not available, the latest series available) published by Statistics Canada.

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Note 3: (Liverpool only): On May 1st, 2005, the plan is amended to replace the current pension formula of 1.55% / 2% by 1.625% / 2%. In addition, the base year is extended as follows:
Calculation date (earlier of retirement, termination, death or termination of the plan)
May 1, 2004 to April 30, 2005:2001;
May 1, 2005 to April 30, 2006:2002;
May 1, 2006 to April 30, 2007:2003;
May 1, 2007 to April 30, 2008:2004;
Or after May 1, 2008:2005.
On May 1st, 2009, the Liverpool plan is amended to replace the pension formula of 1.625%/2% by 1.7%/2%. In addition, from May 1, 2009, the base year is extended as follows:
Calculation date (earlier of retirement, termination, death or termination of the plan)
May 1, 2009 to April 30, 2010:2006;
May 1, 2010 to April 30, 2011:2007;
May 1, 2011 to April 30, 2012:2008;
May 1, 2012 to April 30, 2013:2009;
Or after May 1, 2013:2010.
Note 4: At Liverpool, as described in Appendix D, employees hired prior to ratification will retain eligibility to the unique Mersey pension provisions. New hires from date of ratification will be covered by the industry standard pension provisions.
1946 Pension Plan (Dalhousie)
The parties agree to amend the 1946 Pension Plan as follows:
For employees in New Brunswick, effective May 1, 2005, where there was a partition of benefits upon marriage breakdown, the reduction in a member’s pension will reflect the characteristics of the pension on which the partition of benefits was based.
Portability
Effective the first day of the month following ratification of the collective agreement, for active employees participating in a Company pension plan that are transferred within the same Company, with no interruption in employment, pension portability as described hereunder will apply. For an employee who has been laid off for a period of less than twelve (12) consecutive months, the pension portability described hereunder will also apply if he has not received his severance pay or withdrawn his pension entitlement. In cases where the former mill and the new mill have different registered pension plans, the following will apply:
•	The employee will enter into the pension plan of the new mill and will start accruing credited service under this plan from the date of transfer of employment. This plan will recognize the service completed under the former pension plan for purposes of eligibility for ancillary benefits (early retirement and bridge benefit).

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•	The employee will stop accruing years of credited service in the former plan. Years of service and pensionable earnings at the new mill will be recognized in the former plan for purposes of eligibility for ancillary benefits and calculation of final average earnings and benefits under the former plan will be based on the former’s plan provisions in effect on the earlier of the date of termination of employment with the Company, retirement from the Company or death.
Such employee will therefore have pension entitlements in two different registered pension plans.
Pension Plan Solvency
The Company agrees to continue to share pertinent funding information with the Union.
Pension Committee
Joint Retirement Boards/Pension Meetings at Each Mill
The Company agrees to continue holding one local annual meeting on the Pension Plan for union employees at each mill with union representatives chosen by each local union.
If any, lost wages for one representative per CEP local will be paid for the time spent attending such meeting at the mill level. Where applicable, existing local arrangements for travel and expenses will be maintained.
10)	Job security
For Thunder Bay, Gatineau, Dolbeau and Dalhousie Mills

The Company agrees to renew all existing job security provisions and letters relative to job security for the duration of the collective agreement.

The Company will also update these provisions and letters where applicable, changing the effective date to May 1, 2004, and all lists of regular employees will be updated and renewed as of the date of ratification, and if requested by the local union, as of
November 1, 2006.

For Liverpool Mill

The above language will also apply to Liverpool with the following amendment:

Line 79 of the Collective Agreement with Local 141 Salaried will be amended as follows: “This does not preclude the Company’s ability to eliminate jobs as a result of automation, technological change or attrition or to lay-off employees due to lack of markets.”

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11)	Severance pay
For all mills, each collective agreement will be amended to include the following language:

Permanent lay-off In the event of a permanent paper machine, department or mill closure, the maximum amount of severance pay will be one and one-half (1.5) weeks of pay per year of continuous service.

Lay-off — 12 consecutive months
If the duration of a lay-off exceeds twelve (12) consecutive months, one-half (0.5) week of pay will be paid per year of continuous service in addition to the current provisions.

The total amount of severance pay that an employee may receive will not exceed one and one-half (1.5) weeks of pay per year of continuous service, for any reason, for any time.

The number of continuous years of service shall be calculated from the last lay-off period for which the employee received severance pay.

This is effective for lay-offs commencing after the first day of the month following ratification of the collective agreement.

For the Dolbeau mill and locals 25, 85, 252

Any reference to the Alliance Industrial Conversion Plan is deleted from each collective agreement.
12)	Contracting out
The Company agrees to renew all existing contracting-out provisions for the duration of the collective agreement.

For Liverpool only, refer to paragraph D in Appendix D.

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13)	Benefits
(i)	Weekly Indemnity (for all mills)
Weekly indemnity dispute resolution mechanism
For all mills, the following weekly indemnity dispute mechanism will apply conditional on:
•	The employee having submitted the required claim forms properly completed; and

•	The employee having given authorization to the Company and/or the insurer to have access to the information they require to adjudicate the claim.
a) If requested by the employee, the Company will make advance payments at normal pay intervals until the claim is processed. The employee will sign a promissory note stating that he will reimburse the Company for any advance payments received.
b) The Company and/or insurer reserve the right to demand physical examinations throughout the duration of the employee’s absence due to disability.
Such examinations shall be conducted by, physicians designated by the Company and/or insurer.
Cost of physical examinations, transportation and reasonable out of pocket expenses related thereto will be reimbursed.
c) Regardless of b) above, if there is a medical dispute as to the validity of a claim and/or the continuance of a claim and if the physicians of the employee and the Company or insurance carrier fail to reach an agreement, the dispute will be referred to a mutually agreed upon practicing specialist, picked from a list established yearly, who will render a final and binding decision. Payments will continue until that final and binding decision is rendered.
Weekly Indemnity Benefits
For Liverpool Mill
Weekly Indemnity Plan for new hires after the date of ratification: The W.I. benefit will be 70% of an employee’s lost time earnings, calculated on his regular card rate.

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(ii)	Long Term Disability
Long Term Disability Definition
For All Mills and All Locals
An insured employee is considered totally disabled if, after having completed benefits under the Weekly Indemnity Plan or the Salary Continuation Plan, he is unable because of disease or injury to perform the duties of his regular occupation, for the ensuing twenty-four (24) months, and thereafter he is unable to perform any and every duty of every occupation in the mill for which he is reasonably fitted by education, training or experience.
The existing maximum monthly benefit will increase by $200 for employees actively at work on or after the first day of the month following ratification of the collective agreement and by another $100 for employees actively at work on May 1, 2007. These improvements will be fully paid by the Company.
In addition, the Company agrees to the following:
The monthly benefit will cease at the earliest of the following occurrences:
a) The date at which the disability ceases,
b) The date at which the employee is eligible for an unreduced pension,
c) The date at which the employee reaches 65 years of age,
d) The death of the employee.
Current provisions will not be reduced by, the above-noted language.
(iii)	Dental Plans for Active Employees

(Thunder Bay, Dalhousie, Gatineau and Dolbeau Mills)
Dental Plan — Schedule of fees
For existing and future Company-managed plans, from the first of the month following ratification, apply the 2004 schedule of fees.
For calendar year 2006, apply the 2005 schedule of fees.
For calendar year 2007, apply the 2006 schedule of fees.
For calendar year 2008, apply the 2007 schedule of fees.
For calendar year 2009, apply the 2008 schedule of fees.

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Dental Plan Benefits
For Dolbeau Mill
The existing provisions of the dental care plan coverage will be maintained for the duration of the 2004-2009 Collective Agreement.
For the dental plan, the employee contribution will be adjusted to the contribution level established in the table below. The employee monthly contribution will also be adjusted on May 1st of each of the following years.

Dental Plan	Employee Contributions (add sales tax where applicable)
	May 1, 2005*	May 1, 2006	May 1, 2007	May 1, 2008
Family	$10/month	$15/month	$15/month	$20/month
Single	$5/month	$6/month	$6/month	$8/month

*	Following ratification, employee contributions deducted in excess of the applicable amounts from May 1, 2005 (excluding applicable arrears prior to May 1, 2005) will be reimbursed through the payroll.
For the following mills and locals:
Dalhousie (117, 146, 164, 263), Gatineau (142, 251)
The Company will take over the administration of the medical and dental plan coverage for active employees effective the first day of the fourth (4) month following the ratification of the collective agreement. The programs offered by the Company will provide a level of benefits equivalent to the ones in effect on April 30, 2004 for the plans administered by these locals. Furthermore, effective on the date of the take over, Class I expenses of the dental plan will be reimbursed at 100% for all locals up to the applicable limits.

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For the dental plan, the employee contribution will be adjusted to the contribution level established in the table below. The employee monthly contribution will also be adjusted on May 1st of each of the following years.

Dental Plan	Employee Contributions (add sales tax where applicable)
	May 1, 2005*	May 1, 2006	May 1, 2007	May 1, 2008
Family	$10/month	$15/month	$15/month	$20/month
Single	$5/month	$6/month	$6/month	$8/month

*	Following ratification, employee contributions deducted in excess of the applicable amounts from May 1, 2005 (excluding applicable arrears prior to May 1, 2005) will be reimbursed through the payroll.
For the Mersey Mill and Locals 141, 141 Salaried and 259:
The Mersey Protective Association (MPA) will continue managing dental benefits. Changes to benefit coverage and Company contributions are described in Appendix D.
For the Thunder Bay Mill
The Company will continue to pay 100% of dental plan premiums for the term of the 2004-2009 Collective Agreement.
(iv)	Extended Health Care Plans for Active Employees
For Thunder Bay and Dolbeau Mills
The following changes will be effective the first of the month following ratification: Brand name prescription drugs will be reimbursed at 80%. For generic prescription drugs and drugs with no generic, the reimbursement will be 100%. Brand name drugs will only be reimbursed at 100% provided there is a medical justification from the treating physician for its generic equivalent not being recommended, not tolerated or cannot be administered given the medical condition of the insured participant.
The parties recognize that the use of generic drugs is an important element for containing costs in a health care plan. Consequently, the parties agree to meet and develop a mutually agreed upon plan to increase the use of generic drugs. This initiative will take place in all mills within 12 months of the ratification of the collective agreement. The plan could include promotional campaigns to improve doctors and pharmacists’ awareness regarding generic drug use.

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Reimbursement for paramedical expenses will be $400 per year per type of practitioner; the number of visits will be adjusted accordingly and the minimum reimbursement per visit will be $15. For physiotherapy, the existing maximum reimbursement will be increased to $600 per year. It is understood that current coverage will not be reduced.
For other items, existing maximum level of coverage will remain in place.
For Thunder Bay Mill
For the duration of the 2004-2009 Agreement, the Company agrees to continue to pay 100% of the premium cost for Extended Health Care Plan.
Surviving Spouse Health Care Coverage
In the event of the death of a retiree covered under a health care benefit plan, the surviving spouse will have the option to continue to be covered by the plan provided the spouse pays the total cost of the premiums.
If there is no pension payment from which to deduct the premiums, the spouse will have to supply to the Company postdated cheques covering the coming year’s premium payments. To maintain the coverage, the spouse will have to submit required information and payment as stipulated by the Company’s procedures.
The coverage will cease effective the date this benefit plan coverage would have expired for the retiree, or earlier if there is a change to the surviving spouse’s marital status.
Lifetime Maximum
The Company agrees to eliminate the lifetime maximum for the Extended Health Care Plan.
For Dolbeau Mill
Effective May 1, 2005, the cost of the Extended Health Care plan will be paid 100% by the Company during the term of the 2004-2009 Agreement. Following ratification, employee contributions deducted from May 1, 2005 (excluding applicable arrears prior to May 1, 2005) will be reimbursed through the payroll.
For Gatineau and Dalhousie Mills
The medical programs offered by the Company will provide a level of benefits equivalent to the ones in effect on April 30, 2004 for the plans administered by these locals.

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The following changes will be effective the first of the month following ratification: Brand name prescription drugs will be reimbursed at 80%. For generic prescription drugs and drugs with no generic, the reimbursement will be 100%. Brand name drugs will only be reimbursed at 100% provided there is a medical justification from the treating physician for its generic equivalent not being recommended, not tolerated or cannot be administered given the medical condition of the insured participant.
The parties recognize that the use of generic drugs is an important element for containing costs in a health care plan. Consequently, the parties agree to meet and develop a mutually agreed upon plan to increase the use of generic drugs. This initiative will take place in all mills within 12 months of the ratification of the collective agreement. The plan could include promotional campaigns to improve doctors and pharmacists’ awareness regarding generic drug use.
Reimbursement for paramedical expenses will be $400 per year per type of practitioner; the number of visits will be adjusted accordingly and the minimum reimbursement per visit will be $15. For physiotherapy, the existing maximum reimbursement will be increased to $600 per year. It is understood that current coverage will not be reduced.
For other items, existing maximum level of coverage will remain in place.
Effective on May 1st, 2005, the Company will pay 100% of the Extended Health Care Plan premium during the term of the 2004-2009 Agreement.
Following ratification, employee contributions deducted from May 1, 2005 (excluding applicable arrears prior to May 1, 2005) will be reimbursed through the payroll.
For Liverpool Mill
The Mersey Protective Association (MPA) will continue to manage medical benefits. Changes to benefit levels and Company contributions are described in Appendix D.
(v)	Vision care
For already existing vision care plans, effective the first day of the month following ratification of the collective agreement for Company-managed plans, the maximum reimbursement per insured individual will be adjusted to $150.
(vi)	Definition of Spouse (for Thunder Bay Mill only)
Revise the current definition of Spouse as follows and extend it to all group insurance, health care and dental plans:
“Spouse” means either of two persons who,
(a) Are married to each other, or

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(b)	Are not married to each other and are living together in a conjugal relationship,
(i)	Continuously for a period of not less than one year, or

(ii)	In a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act.
(vii)	Children with Disabilities
Insured children suffering from a physical or mental disability will continue to be covered beyond the maximum age as long as they are dependents of the employee.
(viii)	Basic Life Insurance
Effective the first day of the month following ratification of the collective agreement for employees actively at work at that time, the Company-paid portion of Basic Life Insurance will increase by $10,000 and the improvement will be fully paid by the Company. The adjustments will be made locally as per past practice.
(ix)	Accidental Death & Dismemberment
Effective the first day of the month following ratification of the collective agreement for employees actively at work at that time, the Company-paid portion of Basic Accidental Death and Dismemberment Insurance will increase by $5,000 and will be at a minimum coverage level of $50,000 for all eligible employees. This improvement will be fully paid by the Company. The adjustments will be made locally as per past practice.
(x)	Optional Life Insurance
For All Mills and All Locals
Effective January 1, 2006, a new Company-administered optional life insurance plan for active employees will be implemented. This plan, fully paid by the employee, will be made available to employees less than 65 years old.
This new optional life insurance will be available on the life of the active employees to a maximum of $200,000 in increments of $25,000. With notification to the Mill Human Resources Department, employees will be permitted once a year to amend their level of coverage. Formal notification of such change must be made by November 30th of the preceding year to be effective January 1st of the following year or later, upon acceptance from the insurance carrier following proof of good health.
Coverage premiums will be based on sex, age and smoker or non-smoker status; restrictions and exclusions will be subject to the insurance provider’s plan policies.

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Associated premium costs will be administered through payroll deductions. Coverage will end at termination, at age 65 or upon retirement, whichever is earlier.
Existing additional life insurance coverage provided by some collective agreements is no longer available to new applicants. At Dalhousie and Gatineau, the fixed Company subsidy of $12 will be provided monthly during the term of the 2004-2009 agreement, provided that:
a)	The existing Union-managed plan is still being offered; and

b)	The employee has maintained both uninterrupted participation and optional coverage for himself/herself to the said Union -managed plan.

(xi)	Dependent Life Insurance
Effective the first day of the month following ratification of the collective agreement for employees actively at work at that time, the Company-paid portion of Basic dependent life insurance will increase by $5,000 for spouse and $2,500 for children and the improvement will be fully paid by the Company. The adjustments will be made locally as per past practice.
14)	Retiree Life Insurance
For all mills and locals:
For employees retiring after the first day of the month following ratification of the collective agreement, the death benefit coverage will be increased by $1,000.
15)	Maternity/Parental Leave
In the case of maternity leave and parental leave, the eligible employee will be granted a leave of absence in accordance with the Federal and/or Provincial laws.
16)	Non-Discrimination
There shall be no discrimination, harassment or intimidation against anyone. Nothing in the Collective Agreement shall conflict with any Provincial or Federal legislation.
17)	Local Issues and Contract Language
Individual mill local issues and contract language changes previously agreed to as part of 2004-2009 bargaining will be attached to and form part of this agreement as part of the local ratification process at each location.

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Appendix A
LETTER OF INTENT
FROM THE COMPANY
TO
CEP and its locals governed by the Job Classification Plan
Forest Products Industry’s Job Classification Plan (JCP)
The Company commits to support the establishment in 2005 or later of a JCP advisory revision committee and to offer it all the cooperation required.
The committee’s main goal would be to review the plan’s criteria (e.g. value of criteria, qualifications, prerequisites or other criteria relevant to this study) and to ensure that they reflect today’s reality, particularly with regards to new technologies and new qualification requirements within the industry. Furthermore, it would ensure compliance with the various pay equity legislations.
The objective of the committee is to ensure a better internal equity between jobs covered by the Job Classification Plan and to formulate a global proposal to update the Plan. The advisory committee does not have the mandate of examining the remuneration issues that could result from a revised structure of classes.
The advisory committee must jointly agree and approve the recommendations. Then, those recommendations will be ratified and implemented by the parties.
In the event that rate adjustments must be made to the jobs evaluated under the JCP, such adjustments, will be approved by, each member company in cooperation with the CEP locals involved.
The companies and unions who will delegate participants to said committee will be fully responsible for all costs incurred by their respective participants. Should the services of an outside consultant be necessary, the selection of this consultant will be made jointly and consulting fees and other related expenses will be shared.

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Appendix B
LETTER OF INTENT
BETWEEN THE COMPANY
AND
CEP and its locals
25, 39, 85,117, 141, 141 Salaried, 142, 146, 164, 251, 252, 257, 259, 263
Pension Plans — Joint Request to Government Authorities
The Union and the Company agree to present a joint request to the Quebec Pension Board, the Nova Scotia Superintendent of Pensions or the Financial Services Commission of Ontario, and to the Canada Revenue Agency. The objective of the joint request will be to obtain from the government authorities permission to amortize starting in 2005 or later, any solvency deficit over a period of 10 years instead of the prescribed periods under the law and the applicable regulations.

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Appendix C
Retirement Plan 1994 — Dolbeau Mill
Explanation of the change to be implemented on January 1, 2006
For the employees who are not contributing to the retirement plan as of that date, credited service will no longer accumulate for purpose of calculating the bridging supplement payable to employees who retire between age 55 and 65, after having completed at least 20 years of continuous service.
Options offered to concerned employees up to January 1, 2006 :
1)	Enroll in the plan before January 1, 2006 and pay contributions

Impact:	a)	Credited service will accumulate for the calculation of the basic pension from the date of enrolment;

	b)	Credited service will continue to accumulate after January 1, 2006 for purpose of calculating the bridging supplement for early retirement after having completed at least 20 years of continuous service.
or
Do not enroll in the plan and do not pay contributions to the plan.

Impact:	a)	Maintain credited service accumulated as of December 31, 2005 for purpose of calculating the bridging supplement payable in case of early retirement after having completed at least 20 years of continuous service;

	b)	Credited service will no longer accumulate on and after January 1, 2006 for purpose of calculating such bridging supplement.

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APPENDIX D
Framework for Resolution
of Mersey Mill Specific Issues
June 22, 2005
A. Health and Dental Benefits
The Mersey Protective Association — Hospital Division (MPA-HD) would remain intact for the term of the Agreement. The Company accepts no fiduciary responsibility or liability for the operation or expenses of the Association beyond timely payment of Company contributions and a portion of administration expenses as set forth in this document. Members of the Association shall be wholly responsible for any and all other costs associated with the administration of the Association.
1.	Effective on the first day of the month following ratification of the Collective Agreement, the Company commits to cover the medical and dental costs of all active employees and their dependents, less the negotiated employee contributions for dental coverage.

2.	Active employees’ monthly contributions to MPA-HD for the dental plan will be as follows:

Dental Plan	Employee Contributions (add sales tax where applicable)
	First of the month following ratification	May 1, 2006	May 1, 2008
Family	$10/ month	$15/ month	$20/ month
Single	$5 / month	$6/ month	$8/month

3.	For the duration of the 2004 — 2009 Collective Agreement, payments will be made on the basis of the 2004 MPA-HD benefits schedule, plus upgrades from the pattern settlement for areas where the 2004 MPA-HD benefits are less than those in the pattern settlement. The benefits schedule will not change during the life of the Collective Agreement. Both for active and retired members of MPA — HD, payment of any `ad hoc` claims outside the agreed upon schedule of coverage will be made at the decision and expense of the Association and will not be refunded by the Company.

4.	The Company will contribute towards the Association’s normal administrative costs based on equivalency to the value of the active employee medical and dental

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 20 of 29

expenses as a percentage of total medical and dental expenses. This shall be included in MPA-HDs monthly billing to the Company.

5.	The Company, on a one-time basis, will fund a working reserve in the amount of $100,000 to provide working capital for payment of claims in advance of the monthly billing. This money is considered an advance loan which at all times belongs to the Company.

6.	Any shortfall in funding at the point of implementation of this new arrangement will not be the responsibility of the Company.

7.	Any surplus at the time of implementation of this new arrangement will belong to the members of the Association.

8.	MPA — HD will submit monthly bills to the Company including details of the previous month’s claims activities. This report will include a breakdown of claims by category of coverage, separating active employees and dependents, and retired members and their dependents.

9.	Retirees will become responsible for the full costs allocated to them and their dependents by January 1, 2009. Until that time active employees will continue to be responsible for any subsidization of retiree costs in advance of retirees assuming responsibly for their full costs. Retiree contributions will increase to cover the cost of all retiree claims by applying a standard percentage increase to all retirees until they all reach the full contribution level.

10.	The Company, at its discretion and expense may perform audits of the Association’s finances.

11.	The Company will receive on a timely and yearly basis, a copy of the financial statements of MPA — HD.

12.	The Company will also receive in a timely fashion a copy of any changes made to MPA — HD by-laws.
The Union commits that the provisions of this plan will be implemented and cannot be overturned by members of the Association. This plan will be in effect for the life of the 2004-2009 Collective Agreement as a trial and is subject to discontinuation unless both parties agree to its renewal.
B. Pension
Employees hired prior to date of ratification
1.	The formula for the base pension calculation will be improved to 1.625%/2.0% in 2005 and to 1.7%/2.0% in 2009.

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 21 of 29

2.	Effective May 1, 2009, the plan will be amended to reflect early retirement without reduction in pension or bridging for active employees when they reach age 57 with at least 20 years of continuous service, subject to limits arising from legislation.

3.	The minimum requirement for hours worked to constitute a full year of credited service under the Mersey plan will be increased from 1200 hours to 1300 hours in 2005, and further increased to 1400 hours in 2007.
Employees hired after date of ratification:
1.	Only for all new hires following date of ratification, upon eligibility, they will participate in a pension plan structured as per the industry plan (eg, the plan in place at Dolbeau, Gatineau, Dalhousie, etc), including among others the pension formula and definition of earnings.
C. Weekly Indemnity
Only for all new hires following date of ratification, weekly indemnity payments shall be made on the basis of a 70% payment at the employee’s regular classified rate of earnings.
D. Contracting Out
Within six (6) months following the ratification date, the parties will meet, with legal counsel present, to discuss the letter of intent dated October 6, 1999, regarding the Contracting Out Committee.
E. Pension Service
The Company’s commitment to recognize pension service, as per the 1999 Memorandum of Agreement will be honoured, without prejudice.
F. Minimum Pension Disability Policy
The cap on the Minimum Pension Disability Policy (Gardner Johnson formula) will be upgraded by $50 on May 1, 2005 and by $50 on May 1, 2009.

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 22 of 29

Subject to ratification, the parties hereto have signed this Memorandum of Agreement on this    24   day of    June   , 2005 in Montreal, Quebec.
Sous réserve de la ratification, les parties ont signé le présent mémoire d’entente le    24    jour de    June   , 2005 à Montréal, Québec.

For Bowater Canadian Forest Products
Inc., Bowater Maritimes Inc. and
Bowater Mersey Paper Company Ltd.

Pour Bowater Produits forestiers du
Canada inc., Bowater Maritimes Inc.
et Bowater Mersey Paper Company Ltd.
For the Communications, Energy and Paperworkers Union of Canada Pour le Syndicat canadien des communications, de l’énergie et du papier

/s/ James T. Wright	/s/ Signature illegible

/s/ Georges Cabana	/s/ Signature illegible

/s/ Signature illegible

Linda Gauvin	/s/ Signature illegible

/s/ Signature illegible	/s/ Signature illegible

/s/ Signature illegible
/s/ Claudine M. Massicotte
/s/ Claude St-Laurent
/s/ P. Ferreira

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 23 of 29

For
Company Representatives of Bowater
Canadian Forest Products Inc.,
Bowater Maritimes Inc. and Bowater
Mersey Paper Company Limited

Pour les représentants de Bowater
Produits forestiers du Canada inc.,
Bowater Maritimes Inc. et Bowater
Mersey Paper Company Ltd.
For the Communications, Energy and Paperworkers Union of Canada National Representatives Pour le Syndicat canadien des communications, de l’énergie et du papier Représentants nationaux

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Claude St-Laurent

/s/ Claudine M. Massicotte

/s/ Signature illegible

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 24 of 29

For Bowater Canadian Forest Products Inc. Pour Bowater Produits forestiers du Canada inc. Thunder Bay Mill Usine de Thunder Bay	For the Communications, Energy and
Paperworkers Union of Canada

Pour le Syndicat canadien des communications,
de l’énergie et du papier

Thunder Bay Mill — Locals 39 and 257
Usine de Thunder Bay - Sections locales 39 et
257

/s/ Signature illegible	/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 25 of 29

For Bowater Canadian Forest Products Inc. Pour Bowater Produits forestiers du Canada inc. Gatineau Mill Usine de Gatineau	For the Communications, Energy and
Paperworkers Union of Canada

Pour le Syndicat canadien des communications,
de l’énergie et du papier

Gatineau Mill — Locals 142 and 251
Usine de Gatineau — Sections locales 142 et 251

/s/ Signature illegible	/s/ Signature illegible

/s/ Signature illegible	/s/Bernard Larabrie

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 26 of 29

For Bowater Canadian Forest Products Inc Pour Bowater Produits forestiers du Canada inc. Dolbeau Mill Usine de Dolbeau	For the Communications, Energy and
Paperworkers Union of Canada

Pour le Syndicat canadien des communications,
de l’énergie et du papier

Dolbeau Mill - Locals 25, 85 and 252
Usine de Dolbeau - Sections locales 25, 85 et 252

/s/ Daniel Laberge	/s/ Signature illegible

/s/ Signature illegible	/s/ Signature illegible

/s/ Signature illegible

/s/ Alain Alain

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 27 of 29

For Bowater Maritimes Inc. Pour Bowater Maritimes Inc. Dalhousie Mill Usine de Dalhousie	For the Communications, Energy and
Paperworkers Union of Canada

Pour le Syndicat canadien des communications,
de l’énergie et du papier

Dalhousie Mil — Locals 117, 146, 164 and 263
Usine de Dalhousie — Sections locales 117,146,164
et 263

/s/ Signature illegible	/s/ Michael Maloy

/s/ Michael Donovan	/s/ Signature illegible

/s/ Signature illegible

/s/ Richard Roz

/s/ Jerry Orapear

/s/ Claude Leclair

/s/ Signature illegible

/s/ Signature illegible

/s/ Signature illegible

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 28 of 29

For Bowater Mersey Paper Company Ltd. Pour Bowater Mersey Paper Company Ltd. Liverpool Mill Usine de Liverpool	For the Communications, Energy and
Paperworkers Union of Canada

Pour le Syndicat canadien des communications,
de l’énergie et du papier

Liverpool Mill — Locals 141, 141 Salaried and
259
Usine de Liverpool — Sections locales 141, 141
Salaried et 259

/s/ Bruce E. Nunn	/s/ Signature illegible

/s/ Signature illegible	/s/ Kevin Evans

/s/ Donald E. Fisher

/s/ Paul R. Connally

/s/ David Dagly

/s/ Gordon Veinat

June 24, 2005	MEMORANDUM OF AGREEMENT	Page 29 of 29

LETTER OF INTENT
BETWEEN THE COMPANY
AND THE
COMMUNICATION, ENERGY AND PAPERWORKERS UNION OF CANADA
AND ITS LOCALS
25, 39, 85, 117, 141, 141 Salaried, 142, 146, 164, 251, 252, 257, 259, 263
Contracting out
In light of the discussions that were conducted by the parties during the 2004 negotiations process regarding the concern of the Union related to the use of contracting out and the potential effect of the new Quebec law (labour code, art. 45), the parties agree to implement for the duration of the collective agreement (2004-2009) this particular letter of intent to ensure follow-up on this subject.
By this letter, the Company commits that it is not its intention to lay off the regular employees through the use of contractors. Further the Company commits to work with the Union at all levels (National, Regional, Local) with respect to the foregoing, specifically to ensure that plans to contract out work are properly communicated and the scope of work that is going to be done is reviewed. At the local level, the discussion (emergencies excepted) will provide an opportunity for the Union to ask questions about the scope of work and seek clarification on alternatives before the Company awards the contract.
It is agreed that all existing contracting out language in the collective agreements remain unchanged and that the use of this letter represents a guiding principle and is a reference for the parties but is not included in the Memorandum of Agreement.
Upon Union request, the Company agrees to a meeting with the National Executive of the CEP mid way through the contract term to review the application of the guiding principle described in this Letter of Intent.
/s/ Georges Cabana
Georges Cabana
Vice President, Human Resources and Public Affairs, Canada